                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GOLDEN ISLES FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             Gregory S. Junkin, Paul D. Lockyer, Scott A. Junkin
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   MEMORANDUM


     TO:         The Shareholders of Golden Isles Financial Holdings, Inc.
                 ("GIFH" or the "Company")

   FROM:         Gregory S. Junkin and Paul D. Lockyer

     RE:         Whelchel Group Support of Junkin/Lockyer Actions

   DATE:         February 18, 1997


         THIS MEMORANDUM DISCUSSES PRIOR WRITTEN STATEMENTS MADE OR ENDORSED BY MEMBERS OF THE WHELCHEL GROUP WHICH DIRECTLY CONTRADICT WHAT THEY HAVE TOLD YOU SINCE OCTOBER. PLEASE READ THIS MEMORANDUM CAREFULLY.

         The Whelchel Group has told you that they removed us from our positions with GIFH in part because of (1) the Company's entry into the mortgage banking business which they (incorrectly) claim represented a deviation from the Company's supposed mission, (2) expansion from local markets to other markets in the Southeast, (3) losses incurred at the mortgage subsidiary and (4) the incurring of certain expenses. They state or imply that they were unaware or disapproved of these matters. In assessing the credibility of these claims, and the credibility and motivation of the Whelchel Group itself, please be aware that their claims are INCONSISTENT with and CONTRADICT their previous statements and actions over the past several years, including statements made in filings with the Securities and Exchange Commission ("SEC") and in Annual Reports sent to you. For example, please carefully consider the following:

1. The entire Board, INCLUDING THE WHELCHEL GROUP, voted for and approved the creation of the mortgage subsidiary ("FBMC") and the conduct of its business, including operations outside of the local area.

2. The entire Board, INCLUDING THE WHELCHEL GROUP, voted for and approved the 1994-95 stock offering. All of the directors, INCLUDING THE WHELCHEL GROUP, approved the

         Registration Statement of which the offering Prospectus was a part and which was filed with the SEC. The following statements, among others, were made in the Prospectus (with emphasis added):

                 ". . . The Company's business plan was to build the Bank as the anchor of the full-service financial services company that management intended to create. . . ."

                 "As a result of the Bank's performance, the Company was in a position, by 1993, to take the second and third steps in the business plan referenced above -- namely, to add two additional operating businesses [the mortgage and consumer finance subsidiaries] which could add income streams to the
                 Company. . . ."

                 "Also, the Company intends ultimately to expand its mortgage brokerage operation into loan warehousing, underwriting and servicing. . . ."

3. The Company's Annual Reports for 1995, 1994 and 1993 contain "A Message To Our Shareholders, Clients and Friends." EACH OF THESE MESSAGES WAS SIGNED BY J. THOMAS WHELCHEL AND JIMMY D. VEAL, as well as by us. Here are some excerpts (with emphasis added) from these "Messages":

         a. 1995 Annual Report (Please note that this Report was sent to shareholders on April 29, 1996, less than six months before the Whelchel Group removed us and began making contradictory statements about the reasons.)

                 ". . . .  An extremely important challenge for your management in 1995, and one that will continue . . . . over the next several years, was managing the balance between creating current earnings and creating long term residual shareholder value . . . .  In the early years of a growth company current earnings are sacrificed to some extent to grow the asset base. As the asset base grows, it should begin to generate increased earnings . . . .

                 "We could, of course, create current earnings by constraining our growth because inherent in growth for a company GIFH's age is the creation of a disproportionate increase in fixed expenses necessary to create future earnings and asset value. But, in order to grow the asset base and future earnings, we must sacrifice some short term earnings. . . .  We believe your Company has enormous opportunity to create substantial shareholder value over the next few years by increasing its asset base today. Delaying or constraining the growth in the asset base today would substantially delay the returns from assets and subsequently the residual value of the Company. . .

                 "We must . . . foster a regional perspective to leverage the opportunities that exist throughout the Southeastern region of the United States. . . ."

                 "GIFH has never been stronger. . . ."

         b.      1994 Annual Report (mailed Spring 1995)

                 "Two of the challenges we undertook in 1994 to create shareholder value were . . . and the implementation of the hoped for cross-selling synergies of our two newest subsidiaries, First Bank Mortgage Corporation and . . . .  We
                 are pleased to report that both of these challenges were met with success.  . . . .

                 "On the plus side, FBMC opened its second office in 1994. . . . Our goal for FBMC is to expand past the mortgage brokerage business to ultimately become a mortgage bank. It is our plan to create at least three revenue streams within FBMC - - - mortgage brokerage fees, mortgage servicing fees and mortgage banking fees. This will require a step-by-step plan . . . it is our 1995 goal to establish a warehouse line of credit for
                 FBMC to . . . . begin servicing our own mortgage loans."

         c.      1993 Annual Report (mailed Spring 1994)

                 ". . .[the Bank's] outstanding performance . . . enabled GIFH to move into Phase II of its business plan. This was done with the formation of First Bank Mortgage Corporation
                 ("FBMC") and First Credit Corporation. . . .

                 "[FBMC] will initially provide mortgage brokerage services but will be built to service its own portfolio as well as others and ultimately to transact business as a mortgage bank. We believe the activities of FBMC will allow us to access business beyond our immediate market . . . .  We will not
                 reach our ultimate goal for FBMC overnight and will grow the company step by step . . . . through the years."

         Remember, all of these quoted statements from the Annual Reports were contained in "Messages" literally signed by Messrs. Junkin, Lockyer, WHELCHEL AND VEAL. It appears that the Whelchel Group, and Messrs. Whelchel and Veal in particular, NOW claim that they were unaware and disapproved of the "direction" of the Company AND the fact that earnings would be sacrificed in the short term to build the asset value of the Company.

                     IF THEY WERE UNAWARE AND DISAPPROVED,
                          WHY DID MESSRS. WHELCHEL AND
                          VEAL SIGN THESE MESSAGES IN
                             THREE ANNUAL REPORTS?

         These statements completely contradict the reasons they have given you for removing us from office and changing the direction of the Company. In particular, these statements clearly and unambiguously show that, IN CONTRADICTION TO WHAT THEY HAVE TOLD YOU SINCE OCTOBER 1996:

         - The Whelchel Group consistently supported the creation of the mortgage banking subsidiary, its business plan and its expansion throughout the Southeastern United States.

         - The entry into the mortgage banking business did not represent a deviation from GIFH's mission, but rather was fully consistent with that mission which, as the Whelchel Group knows (but has not told you), was always intended to be implemented in phases.

         - The entire Board, INCLUDING THE WHELCHEL GROUP, acknowledged that the mortgage company would incur losses during the early years or start-up period of its operations, and these losses should properly be viewed as a valuable investment in GIFH's future long-term growth. Unfortunately, the Whelchel Group's precipitous action in dismantling FBMC in December has jeopardized this investment and, in our view, wasted corporate assets.

         - The entire Board, INCLUDING THE WHELCHEL GROUP (AND IN PARTICULAR MESSRS. WHELCHEL AND VEAL), were aware of, approved and recognized (AS RECENTLY AS APRIL 29, 1996) the necessity of "A DISPROPORTIONATE INCREASE IN FIXED EXPENSES" at this stage of GIFH's development to position it for future growth and to build long term value. See the quoted statements from the 1995 Annual Report, above.

         - As recently as April 29, 1996 (less than 6 months before our removal), MESSRS. WHELCHEL AND VEAL (with us) stated in writing that "GIFH has never been stronger . . . ."  AND, IN
                 HIS LETTER TO YOU OF OCTOBER 25, 1996 MR. WHELCHEL stated that "[T]he businesses of Golden Isles Financing Holdings, Inc. on the whole are very healthy."

                 The Whelchel Group appears very confused---they claim they did not know what was going on in the Company even though they sat through monthly Board meetings for six years.

                          ---WHILE AT THE SAME TIME---

         they signed "Messages To Shareholders" which indicated what "direction" the Company had taken and would be taking, yet still claim they were not part of the process! Please also keep in mind, as we pointed out in our letter of January 7 (the text of which is reprinted as Exhibit "C" to our Proxy Statement), that the Whelchel Group's false and misleading charges and personal attacks against us are also inconsistent with and contradict their prior statements and actions on that subject. In our opinion, the Whelchel Group has engaged in a pattern of making inconsistent and misleading statements to you and telling you only part of the story. This behavior raises serious questions about their credibility, motivation and suitability for office. In particular, please note that our removal from office enabled Messrs. Whelchel and Hodges to attain executive offices which they otherwise would not hold.

         We urge you to seriously consider these inconsistencies and contradictions (and the credibility of the Whelchel Group) in deciding how to vote your shares at the Special Meeting. You are entitled to be represented by a Board which will be honest and straightforward with you and whose decisions will be made with your best interests (not self-interest) in mind.